SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                             Form 8-K


         Current Report Pursuant to Section 13 or 15(d) of
                The Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) September 15, 1994.




                          FOOD LION, INC.
      (Exact name of registrant as specified in its charter)

North Carolina                            0-6080
56-0660192
(State or other                    (Commission file
(I.R.S. Employer
jurisdiction of                     Number)
Identification No.)
incorporation of
organization)


  P.O. Box 1330, 2110 Executive Drive, Salisbury, NC  28145-1330
 (704)633-8250

       (Address and telephone number of principal executive offices and principal place of business)




    Former name of former address, if changed since last report















Item 5.   Other Events

     On September 22, 1994, Food Lion (the "Company") announced the appointment of Margaret Kluttz to it Board of Directors. Mrs. Kluttz has served as Mayor of the City of Salisbury since 1991, on the North Carolina Board of Transportation since 1993 and was recently named to chair the North Carolina Rail Commission. She replaced Dan A. Boone, Chief Financial Officer of the Company, who voluntarily resigned as a member of the Board to complete Food Lion's plan to increase the number of directors on the Board not affiliated with Food Lion or Etablissements Delhaize Freres et Ce "Le Lion" S.A. ("Delhaize `Le Lion'") and as further reflected in the provisions of a new shareholders agreement ("1994 Shareholders Agreement" or "Agreement"), described further below. Mr. Boone will continue as Chief Financial Officer of the Company and advisor to the Board.

     The 1994 Shareholders Agreement among Delhaize "Le Lion," Delhaize The Lion America, Inc. ("Detla") and the Company supersedes a previous Shareholders Agreement entered into in 1988.
Section 1 of the 1994 Shareholders Agreement provides for a Nominating Committee of the Board of Directors for the purpose of nominating the slate of directors to be submitted to the shareholders for election to the Board and filling any vacancy that may arise from time to time. The composition of the Nominating Committee, of each slate of directors and the other responsibilities of the Nominating Committee are set forth in the Agreement. Section 2 of the Agreement reflects a voting agreement between Delhaize and Detla with respect to the election of directors of the Company and related matters.

     Section 3 of the 1994 Shareholders Agreement provides, among other things, that the By-Laws of the Company shall be modified so as to require an affirmative vote of at least 70 percent of the directors to approve certain actions, including to elect a chief executive officer other than Tom Smith, sell or otherwise dispose of a substantial part of the Company's assets other than in the ordinary course of business, and for the merger or consolidation of the Company with and into any other corporation. Until the required shareholders vote is obtained to render such provision effective, subparagraph 3(a) of the 1988 Shareholders Agreement remains in full force and effect. The foregoing description of the Shareholders Agreement is qualified in its entirety by the Agreement itself which is attached hereto as an exhibit.



Item 7.    Financial Statements and Exhibits

     (b)   Exhibits

              Exhibit No.               Description

                  10                1994 Shareholders Agreement



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                 FOOD LION, INC.___________
                                 REGISTRANT


                                 BY:  ______________________
                                      Dan A. Boone
                                      Chief Financial Officer
                                        and Secretary

                                 (Duly Authorized Officer)




DATE: __________________